WISCONSIN GAS COMPANY

                              OFFICERS' CERTIFICATE

                          Dated as of January 15, 1999

                                 ---------------

               Setting Forth Terms of an Issue of Unsecured Notes

                              5 1/2% Notes due 2009

                                 ---------------

                            Pursuant to the Indenture

                          Dated as of September 1, 1990

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                              OFFICERS' CERTIFICATE

         The undersigned, the Senior Vice President and Chief Financial Officer, and the Treasurer of Wisconsin Gas Company, a Wisconsin corporation (the "Company"), hereby certify as provided below pursuant to Section 301 of the Indenture dated as of September 1, 1990 (the "Indenture") between the Company and Firstar Bank Milwaukee, N.A. (the "Trustee"). This Officers' Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted on October 28, 1998 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Notes to be issued pursuant to the Indenture. Capitalized terms used herein and not otherwise defined are used as defined in the Indenture.

         1. The Board of Directors of the Company has authorized the creation by the Company of the series of Notes described below pursuant to this Officers' Certificate and in accordance with the Indenture.

         2. The title of the Notes shall be "5 1/2% Notes due 2009" (herein called the "Notes").

         3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $50,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided in Sections 304, 305, 306 or 906 of the Indenture and Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder.

         4. The principal of the Notes (unless the Notes are redeemed earlier as provided herein) shall be payable on January 15, 2009.

         5. The Notes shall bear interest at the rate of 5 1/2% per annum; such interest shall accrue from January 21, 1999 (or from the most recent Interest Payment Date to which interest has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be January 15 and July 15 in each year, commencing July 15, 1999, and the Regular Record Dates for the determination of Holders to whom interest is payable shall be the January 1st or July 1st next preceding each Interest Payment Date.

         6. The principal of and interest on the Notes shall be payable at the office or agency of the Company in Milwaukee, Wisconsin.

         7. Sections 401 and 402 of the Indenture relating to satisfaction, discharge and defeasance shall apply to the Notes.

         8. The Notes shall be redeemable in whole or from time to time in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis

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(assuming a 360-day year  consisting  of twelve  30-day  months) at the Treasury
Rate plus 10 basis points; plus for each of (a) and (b) above, accrued interest on the principal amount being redeemed to the date of redemption; provided, however, that installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date will be payable to the Holders of such Notes, registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

         9. The terms defined below shall, for all purposes of the Notes under the Indenture and this Officers' Certificate, have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:

         "Treasury Rate" means, with respect to any Redemption Date for the Notes, (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(a) the average of four Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Dealer Quotations or
(b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated and its respective successors; provided, however, that if Morgan Stanley & Co. Incorporated


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shall cease to be a primary U.S.  Government  securities dealer in New York City
(a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer, and (2) any three other Primary Treasury Dealers selected by the Company.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         10. The Notes shall not be subject to any sinking fund and shall not be repurchasable at the option of a Holder.

         11. The Notes shall initially be issued in whole in the form of one or more Global Notes. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall serve as the Depositary for such Global Note or Notes. For so long as The Depository Trust Company shall be the Depository, all Notes shall be registered in its name or in the name of a nominee thereof. While the Notes are evidenced by one or more Global Notes, the Depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the Depositary's participants or the beneficial owners for whom they act with respect to their receipt from the Depositary of payments on the Notes or notices given under the Indenture. The Global Note or Notes provided for hereunder shall bear the legends provided for below and such other legend or legends as may be required from time to time by the Depositary.

         12. The form of the Notes shall be substantially as follows:

                         [Form of 5 1/2% Note due 2009]

                             [Form of face of Note]

                  This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is


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


         registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                              WISCONSIN GAS COMPANY

                              5 1/2% Note due 2009

                              Due January 15, 2009

                                CUSIP 976707 AM1


No.___________                                                    $___________

         WISCONSIN GAS COMPANY, a Wisconsin corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the sum of _________________
Dollars on January 15, 2009, and to pay interest thereon from January 21, 1999, or from the most recent Interest Payment Date to which interest has been paid, semi-annually on January 15 and July 15 in each year commencing July 15, 1999, at the rate of 5 1/2% per annum until the principal hereof has been paid or duly provided for in accordance with said Indenture. The interest so payable, and punctually paid, on any Interest Payment Date will, as provided in said
Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the Regular Record Date (the January 1 or July 1 next preceding each Interest Payment Date) for such interest. Any such interest not so punctually paid shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Noteholders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and interest on this Note will be made at the office or agency of the Company in Milwaukee, Wisconsin, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or, at the option of the Holder hereof, to such other place in the United States of


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

America as the Holder hereof shall designate to the Trustee in writing or, at the option of the Holder hereof, by wire transfer in immediately available funds if such Holder owns Notes of the same series as this Note issued pursuant to the Indenture which pay interest on the same Interest Payment Date and which are in the aggregate principal amount of $5,000,000 or more, provided that the Holder shall bear any and all expenses of any such wire transfer and provided further that proper written wiring instructions shall have been received by the Trustee on or prior to the Regular Record Date.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

            Date:

                                          WISCONSIN GAS COMPANY


                                          By:______________________________
                                                Senior Vice President

Attest:


__________________________
Secretary


                            [Form of Reverse of Note]

         This Note is one of a duly authorized series of Notes of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of September 1, 1990 (herein called the "Indenture"), between the Company and Firstar Bank Milwaukee, N.A., as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Persons in whose names the Notes are registered (herein called the "Holders"), and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the notes of the series designated on the face hereof, limited in aggregate principal amount to $50,000,000.


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

         This Note is redeemable in whole or from time to time in part, at the option of the Company at any time, at a Redemption Price equal to the greater of
(a) 100% of the principal amount hereof to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest hereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points; plus for each of (a) and (b) above, accrued interest on the principal amount being redeemed to the date of redemption; provided, however, that installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the Holders of such Notes, registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture. As provided in the Indenture, notice of redemption shall be given to the registered Holder of this Note by mailing a notice of such redemption at least 30 but not more than 60 days before the date fixed for redemption, to the address of such Holder as it appears on the Note Register. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes of such series to be redeemed in whole or in part. The Indenture contains additional provisions with respect to any redemption of the Notes.

         Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

         In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligation of the Company and the rights of the Holders of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.


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

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Note at the times, place and rate, and in coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only as registered Notes without coupons and only in denominations of $1,000 or any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     [Form of Certificate of Authentication]

         This  is  one  of  the   Notes  of  the   series   designated   in  the
within-mentioned Indenture and referred to therein.

                                       Firstar Bank Milwaukee, N.A.,
                                       as Trustee


                                       By_________________________________
                                                 Authorized Officer

                                     * * * *


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


         IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.



                                       /s/Joseph P. Wenzler
                                       Joseph P. Wenzler
                                       Senior   Vice   President   and   Chief
                                       Financial Officer



(CORPORATE SEAL)                       /s/James J. Monnat
                                       James J. Monnat
                                       Treasurer



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